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                                                                     EXHIBIT 10D



                       AMERICAN WATER WORKS COMPANY, INC.

                                    DIRECTOR
                           DEFERRED COMPENSATION PLAN
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                                TABLE OF CONTENTS

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      ARTICLE I   INTRODUCTION.......................................   1
      1.1.  Name  ...................................................   1
      1.2.  Effective Date...........................................   1
      1.3.  Purpose .................................................   1

      ARTICLE II  DEFINITIONS........................................   1
      2.1.  "Administrator" .........................................   1
      2.2.  "Beneficiary" ...........................................   1
      2.3.  "Board"..................................................   1
      2.4.  "Change in Control"  ....................................   1
      2.5.  "Committee" .............................................   2
      2.6.  "Deferred Compensation Account" .........................   2
      2.7.  "Deferred Compensation Agreement" .......................   2
      2.8.  "Elective Deferred Compensation".........................   2
      2.9.  "Eligible Director"......................................   2
      2.10. "Participant" ...........................................   2
      2.11. "Plan Year" .............................................   2
      2.12. "Stock"..................................................   2
      2.13. "Stock Equivalent Unit...................................   2

      ARTICLE III PARTICIPATION BY ELIGIBLE DIRECTORS ...............   3
      3.1.  Participation ...........................................   3
      3.2.  Continuity of Participation .............................   3

      ARTICLE IV  DEFERRALS AND DEFERRED COMPENSATION ACCOUNTS ......   3
      4.1.  Compensation Eligible for Deferral.......................   3
      4.2.  Irrevocability of Deferral Elections.....................   3
      4.3.  Date of Election ........................................   3
      4.4.  Establishment of Deferred Compensation Accounts..........   4
      4.5.  Hypothetical Investment Vehicles.........................   4
      4.6.  Allocation and Reallocation of Hypothetical Investments..   4
      4.7.  Dividend Equivalents.....................................   4
      4.8.  Restrictions on Participant Direction....................   5


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                                TABLE OF CONTENTS

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      ARTICLE V   DISTRIBUTIONS .....................................   6
      5.1.  Election of Distribution Date ...........................   6
      5.2.  Method of Payment .......................................   6
      5.3.  Special Election for Early Distribution .................   6
      5.4.  Distributions on Death. .................................   6
      5.5.  Valuation of Cash Distributions..........................   7
      5.6.  Financial Emergency and Other Payments...................   7

      ARTICLE VI  FUNDING AND PARTICIPANT"S INTEREST.................   7
      6.1.  Deferred Compensation Plan Unfunded .....................   7
      6.2.  Participant's Interest in Plan ..........................   7

      ARTICLE VII ADMINISTRATION AND INTERPRETATION .................   8
      7.1.  Administration. .........................................   8
      7.2.  Interpretation...........................................   8
      7.3.  Records and Reports .....................................   9
      7.4.  Payment of Expenses .....................................   9
      7.5.  Indemnification for Liability ...........................   9
      7.6.  Claims Procedure.........................................   10
      7.7.  Review Procedure.........................................   10

      ARTICLE VIII AMENDMENT AND TERMINATION ........................   10
      8.1.  Amendment and Termination ...............................   10

      ARTICLE IX  MISCELLANEOUS PROVISIONS...........................   11
      9.1.  Alienation or Assignment of Benefits.....................   11
      9.2.  Right to Withhold .......................................   11
      9.3.  Construction.............................................   11
      9.4.  Headings.................................................   11
      9.5.  Number and Gender .......................................   11


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                                    ARTICLE I

                                  INTRODUCTION

      1.1. NAME. The name of this plan is the American Water Works Company, Inc. Director Deferred Compensation Plan ("Deferred Compensation Plan").

      1.2. EFFECTIVE DATE. The effective date of this Deferred Compensation Plan is January 1, 2001.

      1.3. PURPOSE. This Deferred Compensation Plan is established effective January 1, 2001 by American Water Works Company, Inc. ("American Water Works") for the purpose of providing deferred compensation benefits for members of American Water Works" Board of Directors who are not employees of American Water Works.

                                   ARTICLE II

                                   DEFINITIONS

      Whenever the following initially capitalized words and phrases are used in this Deferred Compensation Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

      2.1. "ADMINISTRATOR" shall mean the Retirement Committee of American Water Works or its delegate.

      2.2. "BENEFICIARY" shall mean such person or legal entity as may be designated by a Participant under Section 5.4 to receive benefits hereunder after such Participant's death.

      2.3. "BOARD" shall mean the Board of Directors of American Water Works.

      2.4. "CHANGE IN CONTROL" shall have the meaning given to such term in the American Water Works Company, Inc. 2000 Stock Award and Incentive Plan.

      2.5. "COMMITTEE" shall mean the Compensation and Management Development Committee of the Board.


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      2.6. "DEFERRED COMPENSATION ACCOUNT" shall mean the account or subaccount established and maintained by the Administrator for specified deferrals by a Participant, as described in Article IV of this Deferred Compensation Plan. Deferred Compensation Accounts shall be maintained solely as bookkeeping entries to evidence unfunded obligations of American Water Works.

      2.7. "DEFERRED COMPENSATION AGREEMENT" shall mean a document (or documents) as made available from time to time by the Administrator, whereby an Eligible Director enrolls as a Participant and elects to defer compensation pursuant to Article IV of this Deferred Compensation Plan.

      2.8. "ELECTIVE DEFERRED COMPENSATION" shall mean that portion of the Participant's compensation which the Participant elects to defer pursuant to
Article IV of this Deferred Compensation Plan in accordance with the Deferred Compensation Agreement.

      2.9. "ELIGIBLE DIRECTOR" shall mean any active member of American Water Works" Board of Directors who is not an employee of American Water Works.

      2.10. "PARTICIPANT" shall mean an Eligible Director who has amounts standing to his credit under a Deferred Compensation Account.

      2.11. "PLAN YEAR" shall mean the calendar year.

      2.12. "STOCK" shall mean American Water Works" common stock, or any other equity securities of American Water Works designated by the Administrator.

      2.13. "STOCK EQUIVALENT UNIT" shall mean a bookkeeping entry representing a hypothetical investment in Stock.


                                   ARTICLE III

                       PARTICIPATION BY ELIGIBLE DIRECTORS

      3.1. PARTICIPATION. Participation in this Deferred Compensation Plan is limited to Eligible Directors.


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      3.2. CONTINUITY OF PARTICIPATION. A Participant who no longer serves as a member of the Board of American Water Works will cease active participation hereunder.

                                   ARTICLE IV

                  DEFERRALS AND DEFERRED COMPENSATION ACCOUNTS

      4.1. COMPENSATION ELIGIBLE FOR DEFERRAL. An Eligible Director may elect to defer cash compensation payable by American Water Works, including any annual retainer, meeting fees, committee fees and chair fees. The Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Deferred Compensation Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Deferred Compensation Plan or election forms, other forms, or instructions published by or at the direction of the Administrator. The Committee may permit awards and other amounts to be treated as deferrals under the Deferred Compensation Plan.

      4.2. IRREVOCABILITY OF DEFERRAL ELECTIONS. Once a Deferred Compensation Agreement, properly completed, is received by the Administrator, the elections of the Participant shall be irrevocable; provided, however, that the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferred Compensation Account by filing a later election form; provided, further, that, unless otherwise approved by the Administrator, any election to further defer amounts credited to a Deferred Compensation Account must be made at least six months prior to the date such amounts would otherwise be payable.

      4.3. DATE OF ELECTION. An election to defer cash compensation hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer cash compensation if the Participant has, at the time of deferral, a legally enforceable right to current receipt of such cash compensation.

      4.4. ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNTS. One or more Deferred Compensation Accounts will be established for each Participant, as determined by the Administrator. The amount of cash compensation deferred with respect to each Deferred Compensation Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. Unless otherwise determined by the Administrator, amounts credited to a Deferred Compensation Account shall be deemed invested in a hypothetical investment as of the date of deferral. The amounts of hypothetical income and


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appreciation and depreciation in the value of such Account will be credited and debited to, or otherwise reflected in, such Account from time to time.

      4.5. HYPOTHETICAL INVESTMENT VEHICLES. Subject to the provisions of Sections 4.6 and 4.8, amounts credited to a Deferred Compensation Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment vehicle available under the Deferred Compensation Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his Deferred Compensation Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

      4.6. ALLOCATION AND REALLOCATION OF HYPOTHETICAL INVESTMENTS. A Participant may allocate amounts credited to his Deferred Compensation Account to one or more of the hypothetical investment vehicles authorized under the Deferred Compensation Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his Deferred Compensation Account to one or more of such hypothetical investment vehicles as of the next day following the filing of the Participant's election to reallocate amounts credited to his Deferred Compensation Account. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

      4.7. DIVIDEND EQUIVALENTS. Dividend equivalents will be credited on Stock Equivalent Units credited to a Participant's Deferred Compensation Account as follows:

            (a) CASH AND NON-STOCK DIVIDENDS. If American Water Works declares and pays a dividend on Stock in the form of cash or property other than shares of Stock, then a number of additional Stock Equivalent Units shall be credited to a Participant's Deferred Compensation Account as of the payment date for such dividend equal to (I) the number of Stock Equivalent Units credited to the Deferred Compensation Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the closing market price of a share of Stock at such payment date as published in The Wall Street Journal report of New York Stock Exchange Composite Transactions.


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            (b) STOCK DIVIDENDS AND SPLITS. If American Water Works declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional Stock Equivalent Units shall be credited to the Participant's Deferred Compensation Account as of the payment date for such dividend or forward Stock split equal to (I) the number of Stock Equivalent Units credited to the Deferred Compensation Account as of the record date for such dividend or split, multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

      4.8. RESTRICTIONS ON PARTICIPANT DIRECTION. The provisions of Sections 4.5 and 4.6 notwithstanding, the Administrator may restrict or prohibit reallocations of amounts deemed invested in specified investment vehicles, and subject such amounts to a risk of forfeiture and other restrictions, in order to conform to restrictions applicable to any award or amount deferred under the Deferred Compensation Plan and resulting in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Administrator may determine is not inconsistent with the Deferred Compensation Plan.

                                    ARTICLE V

                                  DISTRIBUTIONS

      5.1. ELECTION OF DISTRIBUTION DATE. At the time a Participant makes an election to defer compensation under Article IV, such Participant shall also specify in writing in the Deferred Compensation Agreement the date or event on which the payment of the Participant's Deferred Compensation Account shall be made. Payments in settlement of a Deferred Compensation Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his election relating to such Deferred Compensation Account.

      5.2. METHOD OF PAYMENT. All distributions under this Deferred Compensation Plan shall be made in cash.

      5.3. SPECIAL ELECTION FOR EARLY DISTRIBUTION. A Participant may apply to the Administrator for early distribution of all or any part of his Deferred Compensation Account excluding any amounts attributable to mandatory deferrals that have not been credited to his Deferred Compensation Account for the minimum period of mandatory deferral. Such early distribution shall be made in a single lump sum, provided that 10% of the amount withdrawn in such early distribution shall be


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forfeited to American Water Works prior to payment of the remainder to the
Participant. In the event a Participant's early distribution election is submitted within one year after a Change in Control, the forfeiture penalty shall be reduced to 5%.

      5.4. DISTRIBUTIONS ON DEATH. In the event of a Participant's death before his Deferred Compensation Account has been distributed, distribution of his entire account (including mandatory deferrals) shall be made to the Beneficiary selected by the Participant in a single lump sum payment within 30 days after the date of death (or, if later, after the proper Beneficiary has been identified). A Participant may from time to time change his designated Beneficiary without the consent of such Beneficiary by filing a new designation in writing with the Administrator. If no Beneficiary designation is in effect at the time of the Participant's death, or if the designated Beneficiary is missing or has predeceased the Participant, distribution shall be made to the Participant's estate.

      5.5. VALUATION OF CASH DISTRIBUTIONS. All cash distributions under this Deferred Compensation Plan shall be based upon the cash value of the investment credited to a Participant's Deferred Compensation Account as of the date immediately preceding the date of the distribution. It is understood that administrative requirements may lead to a delay between such valuation date and the date of distribution, not to exceed 30 days.

      5.6. FINANCIAL EMERGENCY AND OTHER PAYMENTS. Other provisions of this Deferred Compensation Plan notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under this Deferred Compensation Plan is warranted, the Administrator may direct the payment to the Participant of all or a portion of the balance of his Deferred Compensation Account and the time and manner of such payment.


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                                     ARTICLE
                                       VI

                       FUNDING AND PARTICIPANT'S INTEREST

      6.1. DEFERRED COMPENSATION PLAN UNFUNDED. This Deferred Compensation Plan shall be unfunded and no trust shall be created by this Deferred Compensation Plan. The crediting to each Participant's Deferred Compensation Account shall be made through record keeping entries. No actual funds shall be set aside; provided, however, that nothing herein shall prevent American Water Works from establishing one or more grantor trusts from which benefits due under this Deferred Compensation Plan may be paid in certain instances. All distributions shall be paid by American Water Works from its general assets and a Participant (or his Beneficiary) shall have the rights of a general, unsecured creditor against American Water Works for any distributions due hereunder. This Deferred Compensation Plan constitutes a mere promise by American Water Works to make benefit payments in the future.

      6.2. PARTICIPANT'S INTEREST IN PLAN. A Participant has an interest in the cash value of amounts credited to his Deferred Compensation Account.

                                   ARTICLE VII

                        ADMINISTRATION AND INTERPRETATION

      7.1. ADMINISTRATION. Except where certain duties are delegated to the Administrator, the Committee shall be in charge of the operation and administration of this Deferred Compensation Plan. The Committee has, to the extent appropriate and in addition to the powers described elsewhere in this Deferred Compensation Plan, full discretionary authority to construe and interpret the terms and provisions of this Deferred Compensation Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing this Deferred Compensation Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of American Water Works; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to this Deferred Compensation Plan, as it shall deem advisable, with respect to the administration of this Deferred Compensation Plan.

      7.2. INTERPRETATION. The Committee may take any action, correct any defect, supply any omission or reconcile any inconsistency in this Deferred Compensation Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry this Deferred


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Compensation Plan into effect or to carry out the Board's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of American Water Works, the Board, the Committee, or the Administrator arising out of or in connection with this Deferred Compensation Plan, shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on American Water Works and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Committee's or Administrator"s determinations hereunder need not be uniform, and may be made selectively among Eligible Directors, whether or not they are similarly situated. Any actions to be taken by the Committee or Administrator will require majority vote of the Committee or the Administrator. If a member of the Committee or the Administrator is a Participant in this Deferred Compensation Plan, such member may not decide or determine any matter or question concerning his benefits under this Deferred Compensation Plan that such member would not have the right to decide or determine if he were not a member.

      7.3. RECORDS AND REPORTS. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of this Deferred Compensation Plan. Such records shall contain all relevant data pertaining to Participants and their rights under this Deferred Compensation Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of American Water Works are properly available.

      7.4. PAYMENT OF EXPENSES. American Water Works shall bear all expenses incurred by it and by the Committee in administering this Deferred Compensation Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Deferred Compensation Plan, regardless of the party by whom such claim or dispute is initiated, American Water Works shall, and upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

      (a) The Participant or the Participant's Claimant shall repay to American Water Works any such expenses theretofore paid or advanced by American Water Works if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has


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expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided, further, that

      (b) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Deferred Compensation Plan, to the Committee within two years (three years, in the event of a Change in Control) after the occurrence of the event giving rise to such claim or dispute.

      7.5. INDEMNIFICATION FOR LIABILITY. American Water Works shall indemnify the Administrator, the members of the Committee, and the employees of American Water Works to whom the Administrator delegates duties under this Deferred Compensation Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Deferred Compensation Plan, unless the same is determined to be due to gross negligence or willful misconduct.

      7.6. CLAIMS PROCEDURE. If a claim for benefits or for participation under this Deferred Compensation Plan is denied in whole or in part, a Participant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Deferred Compensation Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure. If the Committee fails to respond within 90 days, the claim is treated as denied.

      7.7. REVIEW PROCEDURE. Within 60 days after the claim is denied or, if the claim is deemed denied, within 150 days after the claim is filed, a Participant (or his duly authorized representative) may file a written request with the Committee for a review of his denied claim. The Participant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Committee. The Committee will notify the Participant of its final decision in writing. In its response, the Committee will explain the reason for the decision, with specific references to pertinent Deferred Compensation Plan provisions on which the decision was based. If the Committee fails to respond to the request for review within 60 days, the review is treated as denied.


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                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

      8.1. AMENDMENT AND TERMINATION. The Committee shall have the right, at any time, to amend or terminate this Deferred Compensation Plan, in whole or in part, provided that such amendment or termination shall not adversely affect the right of any Participant or Beneficiary to payment of Participant's Deferred Compensation Account. The Administrator, upon review of the effectiveness of this Deferred Compensation Plan, may at any time recommend amendments to, or termination of, this Deferred Compensation Plan to the Committee. American Water Works reserves the right, in its sole discretion, to discontinue deferrals under, or completely terminate, this Deferred Compensation Plan at any time. If this Deferred Compensation Plan is discontinued with respect to future deferrals, Participants' Deferred Compensation Accounts shall be distributed on the distribution dates elected in accordance with Section 5.1, unless the Committee designates that distributions shall be made on an earlier date. If the Committee designates such earlier date, each Participant shall receive distribution of his entire Deferred Compensation Account as specified by the Committee. If this Deferred Compensation Plan is completely terminated, each Participant shall receive distribution of his entire Deferred Compensation Account in one lump sum payment as of the date this Deferred Compensation Plan terminates.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1. ALIENATION OR ASSIGNMENT OF BENEFITS. A Participant's rights and interest under this Deferred Compensation Plan shall not be assigned or transferred except as otherwise provided herein, and a Participant's rights to benefit payments under this Deferred Compensation Plan shall not be subject to alienation, pledge or garnishment by or on behalf of creditors (including heirs, beneficiaries, or dependents) of the Participant or of a Beneficiary.

      9.2. RIGHT TO WITHHOLD. To the extent required by law in effect at the time a distribution is made from this Deferred Compensation Plan, American Water Works or its agents shall have the right to withhold or deduct from any distributions or payments any taxes required to be withheld by federal, state or local governments.

      9.3. CONSTRUCTION. All legal questions pertaining to this Deferred Compensation Plan shall be determined in accordance with the laws of the State of New Jersey, to the extent such laws are not superseded by applicable federal law.


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      9.4. HEADINGS. The headings of the Articles and Sections of this Deferred
Compensation Plan are for reference only. In the event of a conflict between a heading and the contents of an Article or Section, the contents of the Article or Section shall control.

      9.5. NUMBER AND GENDER. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and references to the male gender shall be construed as applicable to the female gender where applicable, and vice versa.


 AMERICAN WATER WORKS COMPANY, INC.


By: /s/ J. James Barr
    -------------------------------------
    President and Chief Executive Officer


Attest: /s/ W. Timothy Pohl
        -------------------------------------
        General Counsel and Secretary


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